                          LIEN SUBORDINATION AGREEMENT
                          ----------------------------

     This LIEN SUBORDINATION AGREEMENT (this "Agreement") is entered into as of this 8th day of October, 2003, by and among Fleet Capital Corporation, a Rhode Island corporation, as Agent for all Senior Lenders party to the Senior Loan Agreement described below, Neenah Foundry Company, a Wisconsin corporation ("Neenah"), the Subsidiaries of Neenah listed on the signature pages hereto (collectively, the "Neenah Subsidiaries"), NFC Castings, Inc., a Delaware corporation ("Parent" and together with Neenah and the Neenah Subsidiaries, the "Companies" and each, a "Company"), and The Bank of New York, a New York banking corporation, as Trustee on behalf of the Noteholders, pursuant to the Indenture and the other Indenture Documents referred to below (the "Trustee").

                                    RECITALS

          A. Neenah and certain of the Neenah Subsidiaries (collectively, "Borrowers"), Agent, Fleet Securities, Inc., as Arranger, and the Senior Lenders (as hereinafter defined) have entered into a Loan and Security Agreement of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, the "Senior Loan Agreement") pursuant to which, among other things, the Senior Lenders have agreed, subject to the terms and conditions set forth in the Senior Loan Agreement, to make certain loans and financial accommodations to Borrowers. Parent and each of the Neenah Subsidiaries not party to the Senior Loan Agreement as a Borrower have guaranteed all of the obligations, liabilities and other indebtedness of Borrowers under the Senior Loan Agreement. All of the Companies' obligations, liabilities and other indebtedness to Agent and the Senior Lenders under the Senior Loan Agreement and the other Senior Loan Documents (as hereinafter defined) are secured by liens on and security interests in substantially all of the now existing and hereafter acquired real and personal property of each of the Companies and in all of the capital stock of Neenah and each of the Neenah Subsidiaries (collectively, the "Collateral").

          B. Trustee is the trustee for the holders (the "Noteholders") of certain 11% Senior Secured Notes due 2010, in the aggregate original principal amount of $133,130,000 (the "Indenture Notes"), which were issued by Neenah pursuant to the Indenture (as hereinafter defined). Parent and each of the Neenah Subsidiaries have guaranteed all of the obligations, liabilities and other indebtedness of Neenah in respect of the Indenture Notes. All of the Companies' obligations, liabilities and other indebtedness under the Indenture Notes and the other Indenture Documents (as hereinafter defined) are secured by liens on and security interests in the Collateral.

          C. As an inducement to and as one of the conditions precedent to the agreement of Agent and the Senior Lenders to consummate the transactions contemplated by the Senior Loan Agreement, Agent and the Senior Lenders have required the execution and delivery of this Agreement by the Trustee and each Company in order to set forth the relative rights and priorities of Agent, the Senior Lenders, the Trustee and Noteholders with respect to the Collateral.

     NOW, THEREFORE, in order to induce Agent and the Senior Lenders to consummate the transactions contemplated by the Senior Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

          1. CERTAIN DEFINITIONS. The following terms shall have the following meanings in this Agreement:

          "AGENT" shall mean Fleet Capital Corporation, a Rhode Island corporation, as Agent for the Senior Lenders, or any other Person appointed by the holders of the Senior Debt as administrative agent for purposes of the Senior Loan Documents and this Agreement.

          "BANKRUPTCY CODE" shall mean Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

          "FLEET LOAN DOCUMENTS" shall mean the Senior Loan Agreement, any guaranty, mortgage, security agreement or other collateral document securing the Senior Debt and all other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time.

          "INDENTURE" shall mean that certain Indenture, dated as of October 8, 2003, among Neenah, the Neenah Subsidiaries party thereto as subsidiary guarantors, and the Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

          "INDENTURE DEBT" shall mean all of the obligations of the Companies to the Trustee, any Noteholder or any other Person evidenced by or incurred pursuant to the Indenture, the Indenture Notes or any other Indenture Documents.

          "INDENTURE DOCUMENTS" shall mean the Indenture, the Indenture Notes, any guaranty, mortgage, security agreement or other collateral document securing the Indenture Debt and all other documents, agreements and instruments now existing or hereinafter entered into evidencing or pertaining to all or any portion of the Indenture Debt, as the same may be amended, supplemented or otherwise modified from time to time.

          "LIEN" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset.

          "PERSON" means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

          "PROCEEDING" shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

          "REFINANCING SENIOR LOAN DOCUMENTS" shall mean any financing documentation which replaces the Fleet Loan Documents and pursuant to which the Senior Debt under the Fleet Loan Documents is refinanced in accordance with the limitations set forth in Section 4.11(viii) of the Indenture as in effect as of the date hereof (or as modified with Agent's approval), as such financing documentation may be amended, supplemented or otherwise modified from time to time in compliance with this Agreement.

          "SENIOR DEBT" shall mean all obligations, liabilities and indebtedness of every nature of any Company from time to time owed to Agent or any Senior Lender under the Senior Loan Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code, together with any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim, and together with any "Product Obligations" under and as defined in the Senior Loan Agreement; provided, however, that in no event shall the aggregate principal amount of the Senior Debt exceed the greater of (i) $102,000,000 and (ii) the "Borrowing Base Amount" as defined in the Indenture as in effect as of the date hereof. Senior Debt shall be considered to be outstanding whenever any loan commitment under the Senior Loan Documents is outstanding.

          "SENIOR LOAN DOCUMENTS" shall mean the Fleet Loan Documents and, after the consummation of any refinancing of the Senior Debt in accordance with the limitations set forth in Section 4.11(viii) of the Indenture as in effect as of the date hereof (or as modified with Agent's approval), the Refinancing Senior Loan Documents.

          "SENIOR LENDERS" shall mean the holders of the Senior Debt.

          "UCC" means the Uniform Commercial Code as in effect from time to time in the state of Illinois.

          2. SUBORDINATION OF LIENS.

          2.1. COLLATERAL SUBORDINATION. The Trustee hereby subordinates and makes junior in favor of Agent and the holders of the Senior Debt (and not for the benefit of any other party) to the extent provided herein any and all of its now existing or hereafter acquired Liens (the "Subordinated Lien") on any or all of the Collateral to the now existing and hereafter acquired Liens of Agent on any or all of the Collateral (the "Senior Lien").

          2.2. PRIORITY OF LIENS. The relative priorities of the Subordinated Lien and the Senior Lien which are set forth in this Section 2 shall apply without regard to the time or order of creation, attachment or perfection of such Liens or the time or order of the execution or delivery of any agreements or other documents creating such Liens and notwithstanding anything to the contrary in the provisions of the UCC, the Bankruptcy Code, any other bankruptcy, insolvency or creditors' rights law, or any other applicable law. The Senior Liens shall continue to be treated as Senior Liens and the provisions of this Agreement shall continue to govern the relative rights and priorities of Agent, the Senior Lenders, the Trustee and Noteholders even if all or part of the Senior Lien or the Senior Debt is subordinated, set aside, avoided, invalidated or disallowed (whether in connection with a Proceeding or otherwise).

          2.3. STANDSTILL ON ENFORCING SUBORDINATED LIEN. Notwithstanding anything contained in this Agreement to the contrary, the Trustee (on behalf of itself and each Noteholder) agrees not to take possession of (whether by set-off or otherwise) or collect any of the Collateral, commence the enforcement of any of its rights and remedies with respect to any of the Collateral, foreclose or realize upon the Subordinated Lien on the Collateral, or exercise any other right or remedy relating to or affecting the Collateral until the Senior Debt has been indefeasibly paid in full and all commitments to lend under the Senior Loan Documents have been terminated.

          2.4. EXERCISE OF REMEDIES BY SENIOR LENDERS. The Trustee (on behalf of itself and each Noteholder) hereby agrees that, for so long as any Senior Debt or any commitment to lend under the Senior Loan Documents remains outstanding, Agent and the Senior Lenders exclusively shall be entitled to manage and exercise any or all of their rights and remedies with respect to the Collateral, and, except for any notice required to be provided to the Trustee under applicable law (including, without limitation, notices required by the UCC and local real estate law), without any obligation to give the Trustee or any Noteholder prior notice thereof, and that Agent and the Senior Lenders shall, except as expressly set forth in Section 2.5, be entitled to act without regard to any interest of the Trustee or any Noteholder in the Collateral and shall have no liability to the Trustee or any Noteholder for, and Trustee (on behalf of itself and the Noteholders) hereby waives any claims which it may now or hereafter have against Agent or the Senior Lenders arising out of, any and all actions which Agent or the Senior Lenders take or omit to take with respect to the Collateral or any proceeds thereof, including, without limitation, actions or inactions with respect to the maintenance, preservation, insuring, completion, sale, transfer, exchange or disposition of or foreclosure upon any of the Collateral, or the collection, settlement or compromise of any of the Collateral, or the accounting for any surplus.

          2.5. AGENT FOR PERFECTION AND POSSESSION OF COLLATERAL.

          (a) (i) The Agent agrees to hold any item of Collateral in its possession (or in the possession of its agents or bailees) as agent for the Trustee (it being understood that Agent is acting in such agency capacity for the Trustee for the sole purpose of perfecting the security interest granted in such Collateral pursuant to the Indenture Documents), subject to the terms and conditions of this Section 2.5. In the event any of the Collateral is evidenced by a deposit account, investment property, letter of credit right or chattel paper and, pursuant to the terms of the Senior Loan Documents, any of the obligors thereunder is required to deliver an agreement whereby the Agent obtains "control" (as defined in the UCC) over such Collateral, the Agent agrees (a) to exercise such "control" as agent for the Trustee (it being understood that Agent is acting in such agency capacity for the Trustee for the sole purpose of perfecting the security interest granted in such Collateral pursuant to the Indenture Documents), subject to the terms and conditions of this Section 2.5 and (b) endeavor to have it provided in any agreement providing for such "control" that upon payment in full of the Senior Debt and termination of all commitments to lend under the Senior Loan Documents, that the rights of the Agent thereunder shall, by operation of such agreement, inure to the benefit of the Trustee to the extent such rights are consistent with the terms of the Indenture (with Agent having no liability if any such agreement fails to have such a provision).(ii) The Agent shall be entitled to deal with the Collateral that is in its possession or under its control in accordance with the terms of the Senior Loan Documents and this Agreement.

          (iii) The Agent shall have no obligation whatsoever to the Trustee or to any Noteholder to ensure that the Collateral in its possession or under its control is genuine or owned by one of the Companies or to preserve rights or benefits of any Person except as expressly set forth in this
     Section 2.5. The duties or responsibilities of the Agent to the Trustee under this Section 2.5 shall be limited to holding the Collateral that is in its possession or under its control as agent for the Trustee for the sole purpose of perfecting the security interest of the Trustee therein.

          (iv) Upon the payment in full of the Senior Debt and termination of all commitments to lend under the Senior Loan Documents, except as otherwise required by applicable law or binding judicial proceedings, the Agent shall (a) deliver to the Trustee the Collateral in its possession (including, without limitation, the originals of any vehicles titles in its possession relating to motor vehicles owned by a Company), together with any necessary endorsements (including, without limitation, any necessary endorsements in respect of motor vehicle titles) and any other proceeds of the Collateral held by it, to be held by the Trustee (or in the possession of its agents or bailees), and (b) assign its rights under each agreement pursuant to which the Agent has obtained "control" over all or any portion of the Collateral to the Trustee, to the extent such rights are consistent with the terms of the Indenture and such assignment is required to allow the Trustee to obtain "control" over such Collateral.

          (b) If the Trustee or any Noteholder obtains possession of any item of Collateral, such Person shall hold the same as agent and bailee for the holders of Senior Debt for the sole purpose of perfecting their Lien therein by such possession and the Trustee or any Noteholder shall promptly deliver the same to Agent for the benefit of the holders of Senior Debt.

          2.6. NO CONTEST OF LIENS; COMMERCIAL REASONABLENESS. The Trustee (on behalf of itself and the Noteholders) agrees that it shall not contest the validity, extent, perfection, priority or enforceability of the Senior Lien on any of the Collateral; provided, that after the Senior Debt has been paid in full and all commitments to lend under the Senior Loan Documents have been terminated, the Trustee may take action necessary to remove or terminate a Senior Lien that is preventing the Trustee from realizing on the Subordinated Lien.

          2.7. RELEASE OF SUBORDINATED LIEN. The Trustee (on behalf of itself and the Noteholders) agrees that if Agent or the Senior Lenders release or agree to release any Senior Lien on any Collateral and give written notice thereof to the Trustee, which notice states that such Collateral is to be sold or transferred free and clear of the Senior Lien, in each case for the purpose of repaying or otherwise reducing the balance of the Senior Debt (without the need for a reduction of the commitments to lend under the Senior Loan Documents), the Subordinated Lien on such Collateral shall, automatically and without the necessity of any further action on the part of the Trustee or any Noteholder, be released and terminated, and promptly upon the request of Agent, the Trustee shall execute and deliver such documents, instruments and agreements as are reasonably necessary and are provided to it to further effectuate such release and termination and to evidence such release and termination in the appropriate public records. Subject to the terms and conditions of Section 11.3 of the Indenture as in effect as of the date hereof (or as modified with Agent's approval), the Trustee and the Noteholders shall be deemed to have consented to any such sale or transfer and any such release of Collateral will not result in a default or event of default under any of the Indenture Documents, regardless of any provision to the contrary contained in any Indenture Document.

          2.8. BANKRUPTCY PROCEEDINGS. In any Proceeding, unless the Senior Debt has been paid in full and all commitments to lend under the Senior Loan Documents have been terminated, (a) the Trustee (on behalf of itself and the Noteholders) agrees not to seek adequate protection for any of the Subordinated Liens and the Trustee (on behalf of itself and the Noteholders) agrees that any payment, property or Lien received by the Trustee or any Noteholder as adequate protection of its claim in any Proceeding shall constitute a payment or distribution for purposes of Section 2 of this Agreement, (b) the Trustee (on behalf of itself and the Noteholders) agrees not to oppose any post-petition financing (or the grant of first-priority or priming security in connection therewith) or arrangement for the use of cash collateral (including adequate protection) which Agent or any of the Senior Lenders propose to provide any Company in any Proceeding, (c) the Trustee (on behalf of itself and the Noteholders) agrees not to seek adequate protection or other relief from the automatic stay with respect to the Collateral and (d) the Trustee (on behalf of itself and the Noteholders) agrees not to take any action which is inconsistent with the terms of this Agreement. If Agent consents to the sale or transfer of any of the Collateral, in each case for the purpose of repaying or otherwise reducing the balance of the Senior Debt (without the need for a reduction of the commitments to lender under the Senior Loan Documents), during any Proceeding (whether such sale or transfer is to be made pursuant to Section 363 of the Bankruptcy Code, pursuant to a plan of reorganization or otherwise), then, subject to the terms of Section 11.3 of the Indenture as in effect as of the date hereof (or as modified with Agent's approval) the Trustee (on behalf of itself and the Noteholders) shall be deemed to have consented to any such sale or transfer and shall, if requested to do so by Agent in connection with any such sale or transfer, promptly upon being provided with such documentation execute and deliver to Agent a release of Subordinated Liens with respect to the Collateral to be sold or transferred. Trustee (on behalf of itself and each Noteholder) waives any claim it may now or hereafter have arising out of Agent's or any Senior Lender's election, in any Proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code by any Company, as debtor in possession. Notwithstanding any of the foregoing in this Section 2.8 or as otherwise set forth in this Agreement, if any Proceeding the Agent (on behalf of itself and the Senior Lenders) or any Senior Lender is granted adequate protection in the form of additional collateral in connection with any post-petition financing, then, unless the same would materially and adversely affect the rights of Senior Lenders with respect to the Senior Debt (including the right to receive post-petition interest on the Senior Debt), the Trustee (on behalf of itself and the Noteholders), may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien shall be subordinated to the Liens securing the Senior Debt and such post-petition financing on the same basis as the Subordinated Lien is subordinated to the Senior Lien under this Agreement.

          2.9. SUBORDINATION NON-IMPAIRED. All rights of Agent and the Senior Lenders and all agreements and obligations of the Trustee (on behalf of itself and the Noteholders) hereunder shall remain in full force and effect irrespective of:

          (a) any amendment, modification, waiver or consent of any term or provision set forth in the Senior Loan Documents (it being understood that any Refinancing Senior Loan Documents and any refinancing of the Senior Debt shall be subject to the limitations set forth in Section 4.11(viii) as in effect as of the date hereof (or as modified with Agent's approval));

          (b) any change in the time, manner or place of payment of, or any other term of, all or any portion of the Senior Debt (it being understood that any Refinancing Senior Loan Documents and any refinancing of the Senior Debt shall be subject to the limitations set forth in Section 4.11(viii) as in effect as of the date hereof (or as modified with Agent's approval)); or

          (c) subject to the terms of Section 2.5, any change, release or non-perfection of any security interest in or lien on any collateral securing all or any portion of the Senior Debt, or any amendment or waiver of or consent to the departure from, any guaranty for all or any part of the Senior Debt; provided, that the foregoing terms of this subsection 2.9 shall not be deemed to permit an increase in the principal amount of the Senior Debt that would be prohibited by the definition of Senior Debt herein.

          2.10. CONTINUING SUBORDINATION. The subordination effected by this Agreement is a continuing subordination, and the Trustee (on behalf of itself and the Noteholders) hereby unconditionally waives notice of the incurring of any Senior Debt or any part thereof. The Trustee (on behalf of itself and the Noteholders) acknowledges the reliance by Agent and the Senior Lenders upon the subordination provisions provided for in this Agreement and acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement to Agent and the Senior Lenders, whether the Senior Debt was created or acquired before or after the incurrence or creation of any indebtedness under the Indenture Documents and whether Agent or any such Senior Lender is now known or hereafter becomes known, and Agent and each such Senior Lender shall be deemed conclusively to have relied upon such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Debt and shall be entitled to enforce the provisions of this Agreement directly as if it were a party to this Agreement.

          2.11. SALE, TRANSFER OR OTHER DISPOSITION OF INDENTURE DEBT. The subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Indenture Debt, and the terms of this Agreement shall be binding upon the successors and assigns of Trustee, as provided in Section 9 hereof.

          2.12. LEGENDS. Until the termination of this Agreement in accordance with Section 14 hereof, Trustee will cause to be clearly, conspicuously and prominently inserted in the Indenture, in each Indenture Note and each other Indenture Document, as well as any renewals or replacements thereof, the following legend:

          "The liens securing this instrument are subordinate in the manner and to the extent set forth in that certain Lien Subordination Agreement (the "Subordination Agreement") dated as of October 8, 2003 among The Bank of New York, a New York banking corporation (the "Trustee"), Neenah Foundry Company ("Neenah") and the other "Companies" (as defined therein) party thereto and Fleet Capital Corporation ("Agent"), to the liens securing the indebtedness (including interest) owed by the Companies pursuant to or in connection with that certain Loan and Security Agreement dated as of October 8, 2003 among Neenah, certain of the other Companies, Agent and the lenders from time to time party thereto, as such Loan and Security Agreement may be amended, supplemented or otherwise modified from time to time and to indebtedness refinancing the indebtedness under such Loan and Security Agreement; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement and each agreement made therein by the Trustee on its behalf."

          3. MODIFICATIONS. The Senior Lenders may at any time and from time to time without the consent of or notice to the Trustee or any Noteholder, without incurring liability to the Trustee or any Noteholder and without impairing or releasing the obligations of the Trustee (on behalf of itself and the Noteholders) under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt, or amend in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Debt; provided that
(a) the Senior Lenders shall not increase the principal amount of the Senior Debt (except as permitted by the definition of Senior Debt herein) and (b) any Refinancing Senior Loan Documents and any refinancing of the Senior Debt shall be subject to the limitations set forth in Section 4.11(viii) of the Indenture as in effect as of the date hereof (or as modified with Agent's approval). Neenah agrees to provide the Trustee with written notice of any material change in the manner or place of payment or extension of the time of payment of or renewal of, or an alteration of any of the material terms of, the Senior Debt (with any failure by Neenah to provide such notice having no affect on the validity of the aforementioned terms of this Section 3 in respect of any such change, extension, renewal or alteration).

          4. WAIVER OF CERTAIN RIGHTS.

          4.1. MARSHALING. Trustee (on behalf of itself and each Noteholder) hereby waives any rights it may have under applicable law to assert the doctrine of marshaling or to otherwise require Agent or the Senior Lenders to marshal any property of any Company or any guarantor of the Senior Debt for the benefit of Trustee or any Noteholder.

          4.2. RIGHTS RELATING TO AGENT'S ACTIONS WITH RESPECT TO THE COLLATERAL. Trustee (on behalf of itself and each Noteholder) hereby waives, to the extent permitted by applicable law, any rights which it may have to enjoin or otherwise obtain a judicial or administrative order preventing Agent or the Senior Lenders from taking, or refraining from taking, any action with respect to all or any part of the Collateral. Without limitation of the foregoing, the Trustee hereby agrees (a) that it has no right to direct or object to the manner in which Agent and the Senior Lenders apply the proceeds of the Collateral resulting from the exercise by Agent and the Senior Lenders of rights and remedies under the Senior Loan Documents to the Senior Debt and (b) that Agent has not assumed any obligation to act as the agent for Trustee or any Noteholder with respect to the Collateral except as expressly set forth in Section 2.5(a).

          5. REPRESENTATIONS AND WARRANTIES. Trustee hereby represents and warrants to Agent and the Senior Lenders that, as of the date hereof, Trustee has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement (on its behalf and on behalf of each Noteholder), all of which have been duly authorized. Agent hereby represents and warrants to the Trustee and the Noteholders that, as of the date hereof, Agent has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement (on its behalf and on behalf of each Senior Lender), all of which have been duly authorized. The Companies hereby represent and warrant to (i) Agent and the Senior Lenders that the execution of this Agreement by the Trustee will not violate or conflict with any Indenture Document and (ii) Trustee and the Noteholders that the execution of this Agreement by the Agent will not violate or conflict with any Senior Loan Document.

          6. MODIFICATION. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by Agent, Trustee and Neenah, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

          7. FURTHER ASSURANCES. Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

          8. NOTICES. Unless otherwise specifically provided herein, any notice, request or communication delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, facsimiled or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by facsimile, on the date of transmission if transmitted on a business day before 4:00 p.m. (Chicago time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed; or
(d) if by United States mail, four business days after deposit in the United States mail, postage prepaid and properly addressed.

     Notices shall be addressed as follows:

                 If to Trustee:

                 The Bank of New York
                 101 Barclay Street
                 8th Floor West
                 New York, NY 10286

                 Attention:  Corporate Trust Administration
                 Facsimile:  (212) 815-5707
                 If to the Companies:

                 c/o Neenah Foundry Company
                 2121 Brooks Avenue
                 Neenah, Wisconsin 54957
                 Attention:  Gary W. LaChey
                 Facsimile:  (920) 725-7000

                 With a copy to:

                 Kirkland & Ellis LLP
                 153 East 53rd Street
                 New York, NY 10022
                 Attention:  Joshua N. Korff, Esq.
                 Facsimile:  (212) 446-4900

                 If to Agent:

                 Fleet Capital Corporation
                 One South Wacker Drive
                 Suite 1400
                 Chicago, Illinois 60606
                 Attention:  Loan Administration Manager
                 Facsimile:  (312) 827-4222
                 With a copy to:

                 Goldberg, Kohn, Bell, Black, Rosenbloom
                 & Moritz, Ltd.
                 55 East Monroe Street
                 Chicago, Illinois  60603
                 Attention:  David L. Dranoff, Esq.
                 Facsimile:  (312) 332-2196

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 8.

          9. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Agent, the Senior Lenders, the Trustee, the Noteholders and each Company. To the extent permitted under the

Senior Loan Documents, the Senior Lenders may, from time to time, without notice to the Trustee or any Noteholder, assign or transfer any or all of the Senior Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.

          10. CONFLICT. In the event of any conflict among any term, covenant or condition of this Agreement, the Indenture Documents or the Senior Loan Documents, the provisions of this Agreement shall control and govern.

          11. HEADINGS. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

          12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          13. SEVERABILITY. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

          14. CONTINUATION OF SUBORDINATION; TERMINATION OF AGREEMENT. This Agreement shall remain in full force and effect until the indefeasible payment in full of the Senior Debt and the termination of all lending commitments under the Senior Loan Documents, after which this Agreement shall terminate without further action on the part of the parties hereto.

          15. APPLICABLE LAW. This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of Illinois, without regard to conflicts of law principles.

          16. WAIVER OF JURY TRIAL. THE TRUSTEE (ON BEHALF OF ITSELF AND THE NOTEHOLDERS), EACH COMPANY AND AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE INDENTURE DOCUMENTS OR ANY OF THE SENIOR LOAN DOCUMENTS. EACH OF THE TRUSTEE (ON BEHALF OF ITSELF AND THE

NOTEHOLDERS), EACH COMPANY AND AGENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE SENIOR LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF THE TRUSTEE (ON BEHALF OF ITSELF AND THE NOTEHOLDERS), EACH COMPANY AND AGENT WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

          17. INCORPORATION BY REFERENCE. In connection with its appointment and acting hereunder the Trustee is entitled to all rights, privileges, benefits, protections, immunities and indemnities provided to it under the Indenture.

          IN WITNESS WHEREOF, Trustee, each Company and Agent have caused this Agreement to be executed as of the date first above written.

                                          TRUSTEE:

                                          THE BANK OF NEW YORK, on behalf of the
                                          Noteholders


                                          By ___________________________________
                                          Its___________________________________

                                          COMPANIES:

                                          NFC CASTINGS, INC.


                                          By ___________________________________
                                          Its___________________________________

                                          NEENAH FOUNDRY COMPANY


                                          By ___________________________________
                                          Its___________________________________

                                          DEETER FOUNDRY, INC.


                                          By ___________________________________
                                          Its___________________________________

                                          MERCER FORGE CORPORATION


                                          By ___________________________________
                                          Its___________________________________

                                          DALTON CORPORATION


                                          By ___________________________________
                                          Its___________________________________

                                          ADVANCED CAST PRODUCTS, INC.


                                          By ___________________________________
                                          Its___________________________________

                                          GREGG INDUSTRIES, INC.


                                          By ___________________________________
                                          Its___________________________________

                                          CAST ALLOYS, INC.


                                          By ___________________________________
                                          Its___________________________________

                                          NEENAH TRANSPORT, INC.


                                          By ___________________________________
                                          Its___________________________________

                                          A & M SPECIALTIES, INC.


                                          By ___________________________________
                                          Its___________________________________

                                          BELCHER CORPORATION


                                          By ___________________________________
                                          Its___________________________________

                                          PEERLESS CORPORATION


                                          By____________________________________
                                          Its___________________________________

                                          DALTON CORPORATION, WARSAW
                                          MANUFACTURING FACILITY


                                          By ___________________________________
                                          Its___________________________________

                                          DALTON CORPORATION, ASHLAND
                                          MANUFACTURING FACILITY


                                          By ___________________________________
                                          Its___________________________________

                                          DALTON CORPORATION, KENDALLVILLE
                                          MANUFACTURING FACILITY


                                          By ___________________________________
                                          Its___________________________________

                                          DALTON CORPORATION, STRYKER
                                          MACHINING FACILITY CO.


                                          By ___________________________________
                                          Its___________________________________


                                          AGENT:

                                          FLEET CAPITAL CORPORATION, as Agent
                                          for the Senior Lenders


                                          By ___________________________________
                                          Its___________________________________